As filed with the Securities and Exchange Commission on July 30, 2001

                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                            STRATOS LIGHTWAVE, INC.
            (Exact Name of Registrant as Specified in its Charter)

                Delaware                               36-4360035
        (State of Incorporation)                    (I.R.S. Employer
                                                 Identification Number)

                7444 West Wilson Avenue, Chicago, Illinois 60706
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                    Stratos Lightwave, Inc. 2000 Stock Plan
                            (Full Title of the Plan)

                               James W. McGinley
                                   President
                            Stratos Lightwave, Inc.
                            7444 West Wilson Avenue
                            Chicago, Illinois 60706
                                 (708) 867-9600
           (Name, Address, and Telephone Number of Agent For Service)

                                   Copies to:

                             James W. Ashley, Jr.
                             Lord, Bissell & Brook
                           115 South LaSalle Street
                            Chicago, Illinois 60603
                                (312) 443-0700

                                             CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Title of securities                Amount to be         Proposed maximum            Proposed maximum           Amount of
to be registered                  registered (1)    offering price per share    aggregate offering price    registration fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value       4,500,000              $10.12 (2)                $45,540,000 (2)          $11,385 (2)
----------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminant number of additional shares of common stock which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding common stock pursuant to Rule 416(c) of the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the common stock as reported on the Nasdaq National Market on July 25, 2001.

EXPLANATORY NOTE: This registration statement is being filed in accordance with General Instruction E to Form S-8 to register an additional 4,500,000 shares of common stock available for issuance under the Stratos Lightwave, Inc. 2000 Stock Plan, as amended. The contents of the Registrant's registration statement on Form S-8 filed December 22, 2000, Registration No. 333-52516, are incorporated by reference into this registration statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               -------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The Registrant hereby incorporates by reference into this registration statement the documents listed below which have previously been filed with the Securities and Exchange Commission (the "Commission"):

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 2001; and

     2. The description of the shares of the Registrant's common stock, $0.01 par value per share, contained in the Registrant's Form 8-As filed on June 22, 2000 and March 28, 2001, including any amendment or report filed for the purpose of updating such descriptions.

     In addition, each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this registration statement, but prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered by this registration statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement. Each document or report incorporated into this registration statement by reference shall be deemed to be a part of this registration statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this registration statement or by any subsequently filed amendment to this registration statement.

Item 8.  Exhibits.
         --------

4.1 Restated Certificate of Incorporation dated June 5, 2000 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 333-34864)

4.2 By-laws (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, Registration No. 333-34864)

 5.1     Opinion of Lord, Bissell & Brook

23.1     Consent of Ernst & Young LLP, independent auditors

23.2     Consent of Lord, Bissell & Brook (included in Exhibit 5.1)

24.1     Power of Attorney (included on signature page)

99.1 Stratos Lightwave, Inc. 2000 Stock Plan, as amended and restated (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 2001)

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 30, 2001.

                              STRATOS LIGHTWAVE, INC.

                              By:   /s/ James W. McGinley
                                 ------------------------
                              Name: James W. McGinley
                              Its:  President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James W. McGinley and David A. Slack and each of them with power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



NAME AND CAPACITY                                     DATE
-----------------                                     ----
/s/ James W. McGinley                                 July 30, 2001
---------------------
James W. McGinley
President and Chief Executive Officer (Principal
Executive Officer); Director

/s/ David A. Slack                                    July 30, 2001
------------------
David A. Slack
Chief Financial Officer (Principal Financial and
Accounting Officer)

/s/ Michael P. Galvin                                 July 30, 2001
-----------------------
Michael P. Galvin
Director

/s/ Brian J. Jackman                                  July 30, 2001
-----------------------
Brian J. Jackman
Director

/c/ C. Daniel Nelsen                                  July 30, 2001
-----------------------
C. Daniel Nelsen
Director

/s/ Edward J. O'Connell                               July 30, 2001
-----------------------
Edward J. O'Connell
Director

                                 INDEX TO EXHIBITS

Exhibit
Number       Description of Exhibit
-------      ----------------------

4.1 Restated Certificate of Incorporation dated June 5, 2000 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 333-34864)

4.2 By-laws (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, Registration No. 333-34864)

5.1          Opinion of Lord, Bissell & Brook

23.1         Consent of Ernst & Young LLP, independent auditors

23.2         Consent of Lord, Bissell & Brook (included in Exhibit 5.1)

24.1         Power of Attorney (included on signature page)

99.1 Stratos Lightwave, Inc. 2000 Stock Plan, as amended and restated (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 2001)